Exhibit 99.1

Rowan Reports Third Quarter 2016 Results

HOUSTON, Nov. 1, 2016 /PRNewswire/ -- For the quarter ended September 30, 2016, Rowan Companies plc ("Rowan" or the "Company") (NYSE: RDC) reported net income of $5.5 million, or $0.04 per diluted share, compared to a net loss of $239.4 million, or $1.92 per diluted share, in the third quarter of 2015. Net income for the current quarter included a $34.3 million (after tax), or $0.27 per share, non-cash asset impairment charge and a $1.4 million (after tax), or $0.01 per share, credit from a litigation-related matter. The net loss for the prior-year quarter included a $273.8 million (after tax), or $2.19 per share, non-cash asset impairment charge and a $75.3 million, or $0.60 per share, income tax charge related to a valuation allowance on the Company's net U.S. deferred tax assets, and a $1.7 million (after tax), or $0.01 per share, charge related to a legal settlement.

Rowan's revenues were $379.4 million in the third quarter of 2016, a decrease of 30% from the prior-year quarter driven by a 39% decline in the Deepwater segment and a 25% decline in the Jack-up segment. The Deepwater decline resulted from Rowan Relentless being idle and Rowan Resolute operating at a reduced day rate due to the blend and extend amendment to its contract, partially offset by the strong performance of the Rowan Reliance, which experienced lower levels of downtime in the current quarter. Jack-up revenues were impacted by lower utilization and lower day rates.

Tom Burke, President and Chief Executive Officer, commented, "While revenues are under pressure given the weak activity levels worldwide, I am pleased with Rowan's response to this cyclical downturn. Our focus on continuous improvement has once again yielded exceptional operational performance with our fifth consecutive quarter of operational downtime of less than 2% and strong safety results. We have also continued to reduce costs, allowing us to build substantial liquidity and solidify our competitive position."

Rowan will conduct its earnings conference call on Tuesday, November 1, 2016, at 10:00 a.m. Central Time. Interested parties are invited to listen to the call by telephone or over the Internet. Individuals who wish to participate on the conference call by telephone may dial (877) 201-0168, or internationally (647) 788-4901. The conference ID is 68158114. You should dial-in approximately five to 10 minutes prior to the scheduled start time. Alternatively, to access the online simulcast and rebroadcast of the conference call, please visit Rowan's website at www.rowan.com. You should connect to our website at least 15 minutes prior to the conference call to register, download and install any necessary software.

Rowan is a global provider of contract drilling services with a fleet of 31 mobile offshore drilling units, comprised of 27 jack-up rigs and four ultra-deepwater drillships. The Company's fleet operates worldwide, including the United States Gulf of Mexico, the United Kingdom and Norwegian sectors of the North Sea, the Middle East and Trinidad. The Company's Class A Ordinary Shares are traded on the New York Stock Exchange under the symbol "RDC." For more information on the Company, please visit www.rowan.com.

Statements herein that are not historical facts are forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, statements as to the expectations, beliefs and future expected business, financial and operating performance and prospects of the Company. These forward-looking statements are based on our current expectations and are subject to certain risks, assumptions, trends and uncertainties that could cause actual results to differ materially from those indicated by the forward-looking statements. Among the factors that could cause actual results to differ materially include oil and natural gas prices, the level of offshore expenditures by energy companies, variations in energy demand, changes in day rates, cancellation, early termination or renegotiation by our customers of drilling contracts, risks associated with fixed cost drilling operations, cost overruns or delays in transportation of drilling units, cost overruns or delays in maintenance and repairs, cost overruns or delays for conversion or upgrade projects, operating hazards and equipment failure, risks of collision and damage, casualty losses and limitations on insurance coverage, customer credit and risk of customer bankruptcy, conditions in the general economy and energy industry, weather conditions and severe weather in the Company's operating areas, increasing complexity and costs of compliance with environmental and other laws and regulations, changes in tax laws and interpretations by taxing authorities, civil unrest and instability, terrorism, piracy and hostilities in our areas of operations that may result in loss or seizure of assets, impairments, the outcome of disputes, including tax disputes, and legal proceedings, effects of the change in our corporate structure, and other risks disclosed in the Company's filings with the U.S. Securities and Exchange Commission. Each forward-looking statement speaks only as of the date hereof, and the Company expressly disclaims any obligation to update or revise any forward-looking statements, except as required by law.

Non-GAAP Measures
We report our financial results in accordance with generally accepted accounting principles (GAAP) in the United States. However, in our earnings release and during our earnings calls we may reference company information that does not conform to GAAP. Generally, a non-GAAP financial measure is a numerical measure of a company's performance, financial position, or cash flows that excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. Management believes that an analysis of this data is meaningful to investors because it provides insight with respect to ongoing operating results of the Company and allows investors to better evaluate the financial results of the Company. However, these measures should not be viewed as an alternative to or substitute for GAAP measures of performance, and these non-GAAP measures may not be consistent with previously published Company reports on Forms 10-K, 10-Q and 8-K. Non-GAAP measures we may reference have been reconciled to the nearest GAAP measure in the table entitled Reconciliation of GAAP to Non-GAAP Financial Measures below.

ROWAN COMPANIES PLC
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except per share amounts)
(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2016	2015	2016	2015
REVENUES	$379.4	$545.4	$1,491.4	$1,601.2

COSTS AND EXPENSES:
Direct operating costs (excluding items below)	186.0	247.6	598.3	757.3
Depreciation and amortization	102.2	104.1	301.2	289.2
Selling, general and administrative	23.5	29.7	76.5	88.4
Loss on disposals of property and equipment	1.2	2.3	5.3	2.1
Material charges and other operating items	32.9	332.3	32.9	337.3
Total costs and expenses	345.8	716.0	1,014.2	1,474.3

INCOME (LOSS) FROM OPERATIONS	33.6	(170.6)	477.2	126.9

OTHER INCOME (EXPENSE):
Interest expense, net of interest capitalized	(39.4)	(41.3)	(116.6)	(104.9)
Gain on extinguishment of debt	—	—	2.4	—
Interest income	1.2	0.2	2.1	0.8
Other - net	(2.1)	(1.8)	(5.4)	(2.9)
Total other (expense), net	(40.3)	(42.9)	(117.5)	(107.0)

INCOME (LOSS) BEFORE INCOME TAXES	(6.7)	(213.5)	359.7	19.9
Provision (benefit) for income taxes	(12.2)	25.9	14.7	50.9

NET INCOME (LOSS)	$5.5	$(239.4)	$345.0	$(31.0)

NET INCOME (LOSS) PER SHARE - DILUTED	$0.04	$(1.92)	$2.73	$(0.25)

WEIGHTED AVERAGE SHARES - DILUTED	126.7	124.8	126.4	124.5

ROWAN COMPANIES PLC
CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions)
(Unaudited)

	September 30, 2016	December 31, 2015
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$1,037.5	$484.2
Receivables - trade and other	440.5	410.5
Prepaid expenses and other current assets	28.6	26.6
Total current assets	1,506.6	921.3
Property and equipment - net	7,143.3	7,405.8
Other assets	15.1	20.2
	$8,665.0	$8,347.3

LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
Current portion of long-term debt	$357.1	$—
Accounts payable - trade	82.2	109.6
Deferred revenues	78.4	33.1
Accrued liabilities	160.1	186.0
Total current liabilities	677.8	328.7

Long-term debt, less current portion	2,288.5	2,692.4
Other liabilities	356.7	357.9
Deferred income taxes - net	184.8	195.8
Commitments and contingent liabilities
Shareholders' equity	5,157.2	4,772.5
	$8,665.0	$8,347.3

ROWAN COMPANIES PLC
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

	Nine months ended September 30,
	2016	2015
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$345.0	$(31.0)
Adjustments to reconcile net income (loss) to net cash provided by operations:
Depreciation and amortization	301.2	290.1
Deferred income taxes	(21.9)	(0.7)
Provision for pension and other postretirement benefits	13.0	23.8
Share-based compensation expense	25.9	24.5
Loss on disposals of property and equipment	5.3	2.1
Other postretirement benefit claims paid	(6.6)	(3.5)
Contributions to pension plans	(16.1)	(11.0)
Noncash loss on debt extinguishment	0.3	—
Contingent payment derivative	(4.2)	—
Asset impairment charges	34.3	329.8
Net changes in current assets and liabilities	(15.9)	32.0
Net changes in other noncurrent assets and liabilities	28.3	2.8
Net cash provided by operating activities	688.6	658.9

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(88.5)	(674.8)
Proceeds from disposals of property and equipment	1.1	5.1
Net cash used in investing activities	(87.4)	(669.7)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from borrowings	—	220.0
Reductions of long-term debt	(47.9)	(220.0)
Dividends paid	—	(37.9)
Net cash used in financing activities	(47.9)	(37.9)

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	553.3	(48.7)
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	484.2	339.2
CASH AND CASH EQUIVALENTS, END OF PERIOD	$1,037.5	$290.5

ROWAN COMPANIES PLC
SUPPLEMENTAL OPERATING SEGMENT INFORMATION
(In millions)
(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2016	2015	2016	2015
Deepwater:
Revenues	$135.1	$220.9	$699.0	$529.7
Operating expenses:
Direct operating costs (excluding items below)	52.4	77.8	175.4	207.3
Depreciation and amortization	28.8	27.6	86.0	66.4
Selling, general and administrative	—	—	—	—
Other operating items	0.1	—	0.4	—
Income from operations	$53.8	$115.5	$437.2	$256.0

Jack-ups:
Revenues	$244.3	$324.5	$792.4	$1,071.5
Operating expenses:
Direct operating costs (excluding items below)	133.6	169.8	422.9	550.0
Depreciation and amortization	71.5	73.2	211.0	213.2
Selling, general and administrative	—	—	—	—
Other operating items	33.6	333.5	37.3	338.5
Income (loss) from operations	$5.6	$(252.0)	$121.2	(30.2)

Unallocated costs and other:
Revenues	$—	$—	$—	$—
Operating expenses:
Direct operating costs (excluding items below)	—	—	—	—
Depreciation and amortization	1.9	3.3	4.2	9.6
Selling, general and administrative	23.5	29.7	76.5	88.4
Other operating items	0.4	1.1	0.5	0.9
Loss from operations	$(25.8)	$(34.1)	$(81.2)	$(98.9)

Consolidated:
Revenues	$379.4	$545.4	$1,491.4	$1,601.2
Operating expenses:
Direct operating costs (excluding items below)	186.0	247.6	598.3	757.3
Depreciation and amortization	102.2	104.1	301.2	289.2
Selling, general and administrative	23.5	29.7	76.5	88.4
Other operating items	34.1	334.6	38.2	339.4
Income (loss) from operations	$33.6	$(170.6)	$477.2	$126.9

ROWAN COMPANIES PLC
SUPPLEMENTAL OPERATING INFORMATION
(Unaudited)

	Three months ended
	September 30,	June 30,	September 30,
	2016	2016	2015
RIG DAYS (1)
Deepwater:
Operating	276	325	353
Available	368	364	368

Jack-up:
Operating	1,509	1,605	1,921
Available	2,208	2,184	2,412

Total:
Operating	1,785	1,930	2,275
Available	2,576	2,548	2,780

UTILIZATION (1)
Deepwater	75%	89%	96%
Jack-up	68%	73%	80%
Total	69%	76%	82%

AVERAGE DAY RATES (2) (in thousands)
Deepwater (3)	$490.0	$607.0	$610.9
Jack-up	$158.8	$164.9	$165.3
Total (3)	$210.1	$239.4	$234.5

REBILLABLES (4) (in millions)
Deepwater	$(0.2)	$1.4	$5.0
Jack-up	4.5	5.0	6.8
Total	$4.3	$6.4	$11.8

(1) Available rig days and utilization exclude cold-stacked days.
(2) Average day rates exclude other revenue, which is primarily revenue received for contract reimbursable costs.
(3) The three months ended June 30, 2016 includes 52 operating days for the Rowan Relentless up to the contract termination.
(4) Rebillable operating costs equally offset with rebillable revenue.

ROWAN COMPANIES PLC
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In millions, except per share amounts)
(Unaudited)

	Three months ended September 30, 2016				Three months ended September 30, 2015
	Pretax	Tax	Net	Diluted EPS*	Pretax	Tax	Net	Diluted EPS*
GAAP NET INCOME (LOSS)	$(6.7)	$12.2	$5.5	$0.04	$(213.5)	$(25.9)	$(239.4)	$(1.92)
Non-cash asset impairment charges	34.3	—	34.3	0.27	329.8	(56.0)	273.8	2.19
Litigation-related charge (credit)	(1.4)	—	(1.4)	(0.01)	2.6	(0.9)	1.7	0.01
Discrete tax item	—	—	—	—	—	75.3	75.3	0.60
NON-GAAP NET INCOME (LOSS)	$26.2	$12.2	$38.4	$0.30	$118.9	$(7.5)	$111.4	$0.89

	Nine months ended September 30, 2016				Nine months ended September 30, 2015
	Pretax	Tax	Net	Diluted EPS*	Pretax	Tax	Net	Diluted EPS*
GAAP NET INCOME (LOSS)	$359.7	$(14.7)	$345.0	$2.73	$19.9	$(50.9)	$(31.0)	$(0.25)
Non-cash asset impairment charges	34.3	—	34.3	0.27	329.8	(56.0)	273.8	2.19
Litigation-related charge (credit)	(1.4)	—	(1.4)	(0.01)	7.6	(2.7)	4.9	0.04
Customer contract termination settlement	(120.0)	—	(120.0)	(0.95)	—	—	—	—
Gain on debt extinguishment	(2.4)	—	(2.4)	(0.02)	—	—	—	—
Discrete tax item	—	—	—	—	—	75.3	75.3	0.60
NON-GAAP NET INCOME (LOSS)	$270.2	$(14.7)	$255.5	$2.02	$357.3	$(34.3)	$323.0	$2.58
* Per share amounts may not sum due to rounding.

	Three months ended		Nine months ended
	September 30,		September 30,
	2016	2015	2016	2015
ADJUSTED EARNINGS BEFORE INTEREST, TAXES AND DEPRECIATION (EBITDA):
GAAP NET INCOME (LOSS)	$5.5	$(239.4)	$345.0	$(31.0)
Depreciation and amortization	102.2	104.1	301.2	289.2
Other expense, net	40.3	42.9	119.9	107.0
Income tax expense (benefit)	(12.2)	25.9	14.7	50.9
Non-cash asset impairment charges	34.3	329.8	34.3	329.8
Litigation-related charge (credit)	(1.4)	2.6	(1.4)	7.6
Customer contract termination settlement	—	—	(120.0)	—
Gain on debt extinguishment	—	—	(2.4)	—
NON-GAAP ADJUSTED EBITDA	$168.7	$265.9	$691.3	$753.5

CONTACT: Chris Pitre, Vice President, Investor Relations and Corporate Development, chris.pitre@rowancompanies.com, +1 713 968 6642 OR Carrie Prati, Manager, Marketing and Investor Relations, carrie.prati@rowancompanies.com, +1 713 960 7581